EXHIBIT 99.1

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF “CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV”, FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2007, AT 11:39 O’CLOCK A.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 PM 11/01/2007
FILED 11:39 AM 11/01/2007
SRV 071179251 — 2646265 FILE
STATE OF DELAWARE
CERTIFICATE OF CANCELLATION OF
CERTIFICATE OF LIMITED PARTNERSHIP
The limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of canceling the Certificate of Limited Partnership pursuant to Section 17-203 of the Act, hereby certifies that:
1. The name of the limited partnership is Captec Franchise Capital Partners L.P. IV (the “Partnership”).
2. The Certificate of Limited Partnership was filed in the Office of the Secretary of State of the State of Delaware on July 23, 1996.
3. This Certificate of Cancellation shall become effective November 1, 2007.
     IN WITNESS WHEREOF, the undersigned, constituting the general partner of the partnership, has executed this Certificate of Cancellation as of the 1st day of November, 2007.

GP4 ASSET ACQUISITION, LLC

By:	/s/ PATRICK L. BEACH

PATRICK L. BEACH

/s/ PATRICK L. BEACH

General Partners